UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENVERIC BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENVERIC BIOSCIENCES, INC.

245 First Street, Riverview II, 18th Floor

Cambridge, MA 02142

[●]

Dear Stockholders:

We cordially invite you to attend a special meeting of the stockholders (the “Special Meeting”) of Enveric Biosciences, Inc., a Delaware corporation (“we,” “us,” “our,” the “Company” or “Enveric”), which will be held on December 11, 2025 at 10:00 a.m. Eastern time virtually via a live webcast. You or your proxyholder will be able to attend the virtual Special Meeting online, vote, view the list of stockholders entitled to vote at the Special Meeting and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/ENVB2025SM and entering the 16-digit control number on your proxy card or voting instruction form, as applicable. To register and receive access to the virtual Special Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement.

Details regarding the Special Meeting and the business to be conducted at the Special Meeting are more fully described in the accompanying Notice of Special Meeting of Stockholders and proxy statement. You are entitled to vote at our Special Meeting and any adjournments, continuations or postponements thereof only if you were a stockholder of record as of October 13, 2025.

Under Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about October [●], 2025, we will begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) containing instructions on how to access our proxy statement for our Special Meeting. The Internet Availability Notice also provides instructions on how to vote online or by telephone, how to virtually access the Special Meeting and how to receive a paper copy of the proxy materials by mail.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to attend the Special Meeting online, please vote as promptly as possible by following the instructions in the accompanying proxy statement to ensure your representation and the presence of a quorum at the Special Meeting. You may vote via the Internet, by telephone or by signing, dating and returning the accompanying proxy card.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary.

On behalf of the board of directors (the “Board”), I urge you to submit your vote as soon as possible, even if you are currently planning to attend the Special Meeting online.

If you have any questions regarding the attached proxy statement or need assistance in voting your shares of Common Stock, please contact our proxy solicitor, Kingsdale Advisors, by telephone at 1-866-851-2468 (stockholders) and 416-867-2272 (brokers, banks and other nominees), or by email at contactus@kingsdaleadvisors.com.

Thank you for your ongoing support of our Company.

By order of the Board of Directors,

Joseph Tucker, Ph.D.
Chief Executive Officer

ENVERIC BIOSCIENCES, INC.

245 First Street, Riverview II, 18th Floor

Cambridge, MA 02142

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on December 11, 2025

We are holding the Special Meeting on December 11, 2025 at 10:00 a.m. Eastern time via a live webcast on the Internet. You will be able to virtually attend the Special Meeting online, vote and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/ENVB2025SM. We are holding the Special Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.01 per share (“Common Stock”), underlying certain warrants issued by us pursuant to those certain Inducement Letters, dated as of September 17, 2025, by and among us and certain holders named on the signatory page thereto (the “Inducement Letters”), and the Engagement Letter, by and between us and H.C. Wainwright & Co., LLC (the “Placement Agent”), dated as of December 8, 2024 (the “Engagement Letter”), in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior to the issuance of such warrants (the “Issuance Proposal”);

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, including stock held by the Company as treasury shares, at a ratio between 1-for-5 and 1-for-15 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board (the “Reverse Stock Split Proposal”) and included in a public announcement;

3.	To approve an amendment to our Charter, in substantially the form attached to the proxy statement as Annex B, to, at the discretion of the Board, increase the authorized number of shares of our Common Stock from 100,000,000 to 5,000,000,000 shares (“Authorized Stock Increase Proposal”); and

4.	To approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes to establish a quorum or in favor of the Issuance Proposal, Reverse Stock Split Proposal, and the Authorized Stock Increase Proposal (the “Adjournment Proposal”).

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board has determined that each of the proposals listed above is in the best interest of the Company and our stockholders and has approved the proposals. The Board recommends a vote “FOR” the Issuance Proposal (Proposal 1), “FOR” the Reverse Stock Split Proposal (Proposal 2), “FOR” the Authorized Stock Increase Proposal (Proposal 3), and “FOR” the Adjournment Proposal (Proposal 4).

The Board has fixed the close of business on October 13, 2025 as the record date for the Special Meeting. Only stockholders of record on the record date are entitled to receive notice of the Special Meeting and to vote at the Special Meeting or at any postponement(s), continuations(s) or adjournment(s) of the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at our offices during regular business hours for the ten (10) calendar days prior to the Special Meeting and online during the Special Meeting.

YOUR VOTE AT THE SPECIAL MEETING IS IMPORTANT.

Whether or not you plan to attend the Special Meeting online, we urge you to vote your shares by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy as promptly as possible by Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Special Meeting. On behalf of our entire Board, we thank you for your continued support.

By order of the Board of Directors,

Joseph Tucker, Ph.D.
Chief Executive Officer

Cambridge, Massachusetts

[●]

-i-

ENVERIC BIOSCIENCES, INC.

245 First Street, Riverview II, 18th Floor

Cambridge, MA 02142

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on December 11, 2025

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” the “Company” or “Enveric” refer to Enveric Biosciences, Inc., a Delaware corporation and its consolidated subsidiary as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.01 per share (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of Enveric Biosciences, Inc. to be voted at our Special Meeting of Stockholders (the “Special Meeting”) to be held on December 11, 2025, and at any adjournment, continuation or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”). The Special Meeting will be held virtually via a live webcast on the Internet on www.virtualshareholdermeeting.com/ENVB2025SM at 10:00 a.m. Eastern time. This proxy statement and accompanying form of proxy are dated [●] and are expected to be first sent or given to stockholders on or about [●].

Our executive offices are located at, and our mailing address is, 245 First Street, Riverview II, 18th Floor, Cambridge, MA 02142.

We will pay the costs of soliciting proxies from stockholders. We have retained Kingsdale Advisors to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of expenses. In addition to solicitation by mail and by Kingsdale Advisors, our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 11, 2025.

This proxy statement, the Notice of the Special Meeting and our form of proxy card are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or proxy card.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” By using the methods discussed below, you will be appointing Joseph Tucker, our Chief Executive Officer, and Kevin Coveney, our Chief Financial Officer of the Company, as your proxy. The proxy will vote on your behalf and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Special Meeting, please vote by proxy so that your shares may be voted.

What is the purpose of this proxy statement?

We are sending you this proxy statement because the Board of Enveric is inviting you to vote (by soliciting your proxy) at our Special Meeting on December 11, 2025 at 10:00 a.m. Eastern time. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in the proxy statement.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the following proposals:

1.	The Issuance Proposal. To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock, underlying certain warrants issued by us pursuant to the Inducement Letters, dated as of September 17, 2025, by and among us and certain holders named on the signatory page thereto (the “Inducement Letters”), and the Engagement Letter, by and between us and H.C. Wainwright & Co., LLC (the “Placement Agent”), dated as of December 8, 2024 (the “Engagement Letter”), in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior to the issuance of such warrants.

2.	The Reverse Stock Split Proposal. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, including stock held by the Company as treasury shares, at a ratio between the Range, with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement;

3.	The Authorized Stock Increase Proposal. To approve an amendment to our Charter, in substantially the form attached to the proxy statement as Annex B, to, at the discretion of the Board, increase the authorized number of shares of our Common Stock from 100,000,000 (One Hundred Million) to 5,000,000,000 (Five Billion) shares; and

4.	The Adjournment Proposal. To approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes to establish a quorum or in favor of the Issuance Proposal, the Reverse Stock Split Proposal and the Authorized Stock Increase Proposal.

What are the background and considerations for the proposed Issuance Proposal?

In light of our cash and funding requirements, we have been working diligently to pursue strategic financing opportunities. Recently, we identified an opportunity with the Placement Agent to enter into the Inducement Letters with certain holders of our Series A and Series B Warrants to exercise their warrants at a reduced price per share in exchange for 200% warrant coverage in the form of Series C and Series D Warrants. The warrant inducement transaction closed on September 18, 2025 and resulted in gross cash proceeds of approximately $2.2 million, before deducting placement agent fees and other offering expenses payable by us. Under Nasdaq Listing Rule 5635(d), we are required to obtain approval from our stockholders if the issuance of shares through such transaction would result in an increase of more than 20% of our outstanding Common Stock. Because the exercise of the warrants issued in the warrant inducement transaction could result in the issuance of more than 20% of our currently outstanding shares, we are seeking your approval at this Special Meeting. Holders of the warrants issued in this warrant inducement transaction are restricted from exercising the warrants until we obtain such stockholder approval.

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What happens if the Issuance Proposal is not approved?

If the Issuance Proposal is not approved, holders of the Series C and Series D Warrants will not be able to exercise their warrants and we will not receive cash proceeds from the warrant exercises. Under the Inducement Letters, we are also required to call a meeting of our stockholders every ninety (90) days thereafter to obtain stockholder approval until the earlier of the date on which stockholder approval is obtained or the warrants are no longer outstanding.

What are the background and considerations for the Reverse Stock Split Proposal and the Authorized Stock Increase Proposal?

Our Common Stock has experienced a declining trend over the past 12 months with its closing price at $0.69 as of October 8, 2025. At its current price, our Common Stock may not appeal to brokerage firms that are reluctant to or cannot recommend lower priced securities to their clients. We believe that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. A higher share price (although not higher market capitalization) could help generate interest in us among investors, may make it easier for us to find financing and may make us an attractive target to potential partners and bidders. Similarly, we are regularly reviewing our performance, financial condition and strategic alternatives such as merger, acquisition or business combination transactions. The flexibility to issue additional shares of stock will allow our Board to explore a wide range of opportunities, which is one of the reasons for seeking a significant increase in our authorized capital stock. Assuming stockholder approval is received, our Board will only increase the authorized stock if the Board finds it in the best interest of the Company and our stockholders to do so.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on October 13, 2025 (“Record Date”). The Record Date is established by the Board as required by Delaware law. On the Record Date, [●] shares of Common Stock were issued and outstanding and entitled to vote.

Who is entitled to vote at the Special Meeting?

Holders of record of our Common Stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at our offices during regular business hours for the ten (10) calendar days prior to the Special Meeting and online during the Special Meeting.

You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card or voting through the Internet.

What are the voting rights of the stockholders?

Each share of our Common Stock outstanding as of the Record Date is entitled to one vote per share on all matters properly brought before the Special Meeting.

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When and where is the Special Meeting and what do I need to be able to attend online?

The Special Meeting will be held on December 11, 2025, at 10:00 a.m. Eastern time at www.virtualshareholdermeeting.com/ENVB2025SM. Any stockholder who owns our Common Stock on the Record Date can attend the Special Meeting online.

You will be able to attend the Special Meeting online, vote, view the list of stockholders entitled to vote at the Special Meeting and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/ENVB2025SM. To participate in the virtual meeting, you will need a 16-digit control number included on your proxy card or voting instruction form, as applicable. The meeting webcast will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time and you should allow ample time for the check-in procedures. Because the Special Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

How do I cast my vote?

If you are a stockholder of record, there are four ways to vote:

(1)	By Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern time on December 10, 2025 (have your 16-digit stockholder control number, which can be found on your proxy card, in hand when you access the website);

(2)	By toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern time on December 10, 2025 (have your 16-digit stockholder control number, which can be found on your proxy card, in hand when you call);

(3)	By completing, signing, dating and mailing your proxy card in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

(4)	Online during the Special Meeting at www.virtualshareholdermeeting.com/ENVB2025SM. You will need your 16-digit stockholder control number, which can be found on your proxy card, in hand when you vote online during the Special Meeting.

By completing and submitting a proxy, you will direct the designated persons (known as “proxies”) to vote your stock at the Special Meeting in accordance with your instructions. The Board has appointed Joseph Tucker, our Chief Executive Officer, and Kevin Coveney, our Chief Financial Officer, to serve as proxies for the Special Meeting.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern time on December 10, 2025. Proxies submitted by U.S. mail must be received before the start of the Special Meeting.

Your proxy will be voted according to your instructions. If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you virtually attend the Special Meeting and vote your shares online. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board on all matters, and in the discretion of proxy holders as to any other matters that may properly come before the meeting or any adjournment, continuation or postponement thereof. Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board on all matters, and in the discretion of proxy holders as to any other matters that may properly come before the meeting or any adjournment, continuation or postponement thereof. We know of no other business to be considered at the Special Meeting.

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If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”):

If you hold shares in street name, the organization holding your account is considered the stockholder of record and you are considered the beneficial owner of shares for purposes of voting at the Special Meeting. That stockholder of record will provide you with instructions on how to direct your bank, broker or other financial intermediary on how to vote your shares. Internet and telephone instructions will be offered to stockholders owning shares through most banks and brokers. Additionally, if you would like to vote at the Special Meeting via live webcast, you must contact the broker or other nominee who holds your shares and obtain a signed broker’s proxy card giving you the right to vote the shares. You will not be able to vote at the Special Meeting unless you have a signed proxy card from your broker.

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. Proposal 2 (Reverse Stock Split Proposal), Proposal 3 (Authorized Stock Increase Proposal), and Proposal 4 (Adjournment Proposal) are considered “routine” matters under New York Stock Exchange rules such that your broker, bank or other agent may vote your shares on those proposals in the absence of your voting instructions. Proposal 1 (Issuance Proposal) is considered a non-routine matter. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for Proposal 1. A failure to instruct the bank, broker or other nominee that holds your shares on how to vote your shares will not necessarily count as a vote against either of these proposals.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the Special Meeting. Each proposal will be tabulated separately.

What are my choices when voting?

When you cast your vote on:

Proposal 1 (Issuance Proposal): You may vote “FOR” the proposal, “AGAINST” the proposal or “ABSTAIN”.

Proposal 2 (Reverse Stock Split Proposal): You may vote “FOR” the proposal, “AGAINST” the proposal or “ABSTAIN”.

Proposal 3 (Authorized Stock Increase Proposal): You may vote “FOR” the proposal, “AGAINST” the proposal or “ABSTAIN”.

Proposal 4 (Adjournment Proposal): You may vote “FOR” the proposal, “AGAINST” the proposal or “ABSTAIN”.

How does the Board recommend I vote on the proposals?

The Board recommends you vote:

●	“FOR” the Issuance Proposal;

●	“FOR” the Reverse Stock Split Proposal;

●	“FOR” the Authorized Stock Increase Proposal; and

●	“FOR” the Adjournment Proposal.

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What is a “quorum?”

A quorum is the minimum number of shares required to be present or represented by proxy at the Special Meeting to properly hold a meeting of stockholders and conduct business under our amended and restated bylaws, as amended, and Delaware law. The presence, in person or by proxy, of one-third of the voting power of the stock issued, outstanding and entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions will be counted as shares present and entitled to vote for the purposes of determining a quorum for the Special Meeting.

What vote is required to approve each item and how are votes counted?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 — Issuance Proposal.	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the majority of the voting power of the outstanding shares of Common Stock present in person (which would include voting online at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote on the proposal.

Proposal 2 — Reverse Stock Split Proposal.	Under our Bylaws, any proposal other than an election of directors is decided by a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, except as otherwise provided by law or our Charter. Under Section 242 of the Delaware General Corporation Law (the “DGCL”), a reverse stock split may be approved by the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote on a subject matter. Accordingly, to be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the majority of the votes cast by the holders of our Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote.

Proposal 3 – Authorized Stock Increase Proposal.	Under our Bylaws, any proposal other than an election of directors is decided by a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, except as otherwise provided by law or our Charter. Under Section 242 of the DGCL, an increase in authorized shares of capital stock may be approved by the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote on a subject matter. Accordingly, to be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the majority of the votes cast by the holders of our Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote.

Proposal 4 – Adjournment Proposal.	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the majority of the voting power of the outstanding shares of Common Stock present in person (which would include voting online at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote on the proposal.

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How are abstentions treated?

Abstentions are included in the determination of the number of shares of Common Stock for determining a quorum at the meeting. Abstentions will have the same effect as a vote “AGAINST” the Issuance Proposal, and Adjournment Proposal, and will have no effect on the Reverse Stock Split Proposal and Authorized Stock Increase Proposal.

Can I revoke or change my proxy?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), by signing and returning a proxy card or voting instructions form with a later date or by attending the Special Meeting and voting via the virtual meeting website. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request that your prior proxy is revoked by delivering to the Company’s corporate secretary at 245 First Street, Riverview II, 18th Floor, Cambridge, MA 02142 a written notice of revocation prior to the Special Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the voting instructions provided. Attendance at the Special Meeting alone will not revoke your proxy.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of the stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Special Meeting.

What does it mean if I get more than one set of voting materials?

Your shares are probably registered in more than one account. Please follow the separate voting instructions that you received for your shares of Common Stock held in each of your different accounts to ensure that all of your shares are voted.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies, we have engaged Kingsdale Advisors, the proxy solicitation firm hired by the Company, at an approximate cost of $12,500, plus reimbursement of expenses, to solicit proxies on behalf of our Board. Kingsdale Advisors may solicit the return of proxies, either by mail, telephone, e-mail or through personal contact. The fees of Kingsdale Advisors as well as the reimbursement of expenses of Kingsdale Advisors will be borne by us. Our officers, directors and employees may also solicit the return of proxies, either by mail, telephone, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Common Stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of Common Stock.

Are there any other matters to be acted upon at the Special Meeting?

Management does not intend to present any business at the Special Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Special Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find the voting results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting. The final results will be published in a Current Report on Form 8-K to be filed by us with the SEC within four (4) business days of the meeting.

Whom do I call if I have questions?

If you have any questions, need additional material or need assistance in voting your shares, please feel free to contact the firm assisting us in the solicitation of proxies, Kingsdale Advisors. Brokers, banks and other nominees may call 416-867-2272. Stockholders may call toll free at 1-866-851-2468. Or you may contact Kingsdale Advisors by email at contactus@kingsdaleadvisors.com.

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PROPOSAL 1:

APPROVAL OF THE ISSUANCE PROPOSAL

Background and Description of the Issuance Proposal

On September 17, 2025, we entered into the Inducement Letters with certain holders that held certain outstanding (a) Series A Warrants to purchase up to an aggregate of 1,224,499 shares of our Common Stock, and (b) Series B Warrants to purchase up to an aggregate of 1,199,999 shares of our Common Stock, both originally issued to the holders on February 3, 2025, at an exercise price of $3.00 per share (collectively, the “Existing Warrants”).

Pursuant to the Inducement Letters, the holders agreed to exercise for cash their Existing Warrants at a reduced exercise price of $0.915 per share in consideration for our agreement to issue in a private placement (the “Private Placement”) (x) new Series C Common Stock Purchase Warrants (“New Series C Warrants”) to purchase up to 2,449,998 shares of Common Stock (“New Series C Warrant Shares”) and (y) new Series D Common Stock Purchase Warrants (“New Series D Warrants” and, together with the New Series C Warrants, the “New Warrants”) to purchase up to 2,399,998 shares of Common Stock (the “New Series D Warrant Shares” and, together with the New Series C Warrant Shares, the “New Warrant Shares”).

Each New Warrant has an exercise price equal to $0.915 per share. The New Series C Warrants will be exercisable commencing on the effective date that we receive approval from our stockholders (the “Stockholder Approval”) and will expire on the five-year anniversary of the effective date of the Stockholder Approval. The Series D Warrants will be exercisable commencing on the effective date of the Stockholder Approval and will expire on the eighteen (18)-month anniversary of the effective date of the Stockholder Approval. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations or similar events affecting the Common Stock and the exercise price. The closing of the transactions contemplated pursuant to the Inducement Letters occurred on September 18, 2025 (the “Closing Date”). We expect to use the net proceeds from these transactions for working capital and general corporate purposes. We expect to receive aggregate gross proceeds of approximately $2.2 million from the exercise of the Existing Warrants by the holders, before deducting placement agent fees and other offering expenses payable by us.

We engaged the Placement Agent to act as our exclusive placement agent in connection with the transactions summarized above and have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received from the holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Existing Warrants. We have also agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of $35,000 for its non-accountable expenses, up to $50,000 for its accountable expenses and $15,950 for its clearing costs. We have also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 169,750 shares of Common Stock (7.0% of the Existing Warrants being exercised) which will have the same terms as the New Series C Warrants, except the Placement Agent Warrants will have an exercise price equal to $1.1438 per share (125% of the offering price). The Placement Agent Warrants will be exercisable commencing on the effective date of the Stockholder Approval and expire on the five-year anniversary of the Stockholder Approval.

Nasdaq Listing Rule 5635(d) of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding common stock or voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction, or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

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Pursuant to the Inducement Letters, we agreed to seek Stockholder Approval for the issuance of the New Warrant Shares and Placement Agent Warrant Shares. See “The Inducement Letters” below.

Reasons for the Private Placement

As of June 30, 2025, our cash and cash equivalents were approximately $2.8 million. We believe that the Private Placement, which yielded gross proceeds of approximately $2.2 million, was necessary in light of our cash and funding requirements at the time. In addition, at the time of the Private Placement, our Board considered numerous other alternatives to the transaction, none of which proved to be feasible or, in the opinion of our Board, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Private Placement.

The Inducement Letters

The Inducement Letters contain representations and warranties of us and the holders, which are typical for transactions of this type. In addition, the Inducement Letters contain customary covenants on our part that are typical for transactions of this type, including the following (each as set forth more fully in the Inducement Letters):

●	We agreed not to enter into any variable rate transactions for a period of one year following the Closing Date of the Private Placement, subject to certain exceptions;

●	We agreed not to issue any shares of Common Stock or common stock equivalents or to file any other registration statements with the SEC (in each case, subject to certain exceptions) until fifteen (15) days after the Closing Date; and

●	We agreed to file a registration statement on Form S-3 (or other appropriate form if it is not then Form S-3 eligible) providing for the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), as soon as practicable (and in any event within ten (10) calendar days of the date of the Inducement Letters), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within forty-five (45) calendar days following the date of the Inducement Letters (or within seventy-five (75) calendar days following the date of the Inducement Letters in case of a “full review” of such registration statement by the SEC) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

The Engagement Letter

Pursuant to the Engagement Letter, we paid the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received from the holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Warrants. In addition, we reimbursed the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants consisting of $35,000 for its non-accountable expenses, up to $50,000 for its accountable expenses and $15,950 for its clearing costs. The Engagement Letter provided for the issuance of the Placement Agent Warrants to the Placement Agent or its designees as partial compensation for the Placement Agent’s services in connection with the exercise of the Existing Warrants.

The New Warrants

Each New Warrant will have an exercise price equal to $0.915 per share. The New Series C Warrants will be exercisable on or after the effective date on which Stockholder Approval is received with respect to the issuance of the Series C Warrant Shares until the five (5)-year anniversary thereafter. The New Series D Warrants will be exercisable on or after the effective date on which Stockholder Approval is received with respect to the issuance of the Series D Warrant Shares until the eighteen (18)-month anniversary thereafter. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants are subject to customary adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations or similar events affecting the Common Stock and the exercise price.

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants.

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If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act, is not then effective or available, then, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the New Warrants.

The Placement Agent Warrants have substantially the same terms as the New Series C Warrants, except that the Placement Agent Warrants have an exercise price equal to $1.1438. The Placement Agent Warrants will be exercisable commencing on the effective date on which Stockholder Approval is received and expire on the five (5)-year anniversary thereafter.

Effect of the Issuance of the New Warrant Shares

The potential issuance of the New Warrant Shares would result in an increase in the number of shares of Common Stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the holders thereof exercise their New Warrants.

Reasons for Nasdaq Stockholder Approval

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Private Placement, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of the Inducement Letters, which we signed on September 17, 2025.

Immediately prior to the execution of the Inducement Letters we had 3,794,570 shares of Common Stock issued and outstanding (which does not reflect the issuance of 374,718 shares to the holders upon their exercise of the Existing Warrants). Therefore, the potential issuance of 5,019,746 Warrant Shares (consisting of 2,499,998 New Series C Warrant Shares, 2,399,998 New Series D Warrant Shares and 169,750 Placement Agent Warrant Shares) would have constituted greater than 20% of the shares of Common Stock outstanding immediately prior to the execution of the Inducement Letters. We are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of our Common Stock (or securities exercisable for our Common Stock) in excess of 20% of the shares of Common Stock outstanding immediately prior to the execution of the Inducement Letters.

We cannot predict whether or when the New Warrant holders will exercise their New Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of New Warrant Shares that may ultimately be issued. Under certain circumstances, however, it is possible, that we will issue more than 20% of our outstanding shares of Common Stock to the New Warrant holders. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to the New Warrant holders.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Private Placement under Nasdaq Listing Rule 5635(b) because the terms of the New Warrants include beneficial ownership limitations that prohibit the exercise of the New Warrants to the extent that such exercise would result in the holder and its affiliates, collectively, beneficially owning or controlling more than 4.99% (which percentage can be increased to 9.99%) of the total outstanding shares of our Common Stock.

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Potential Consequences of Not Approving the Issuance Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Inducement Letters, as the Private Placement has already been completed and the New Warrants have already been issued. We are only asking for approval to issue the shares of Common Stock underlying the New Warrants upon exercise thereof.

The failure of our stockholders to approve the Issuance Proposal will mean that (i) we cannot permit the exercise of the New Warrants and (ii) we may incur substantial additional costs and expenses, including the costs and expense of seeking stockholder approval every ninety (90) days until our stockholders approve the issuance of the shares underlying the New Warrants pursuant to the Inducement Letters.

We would realize an aggregate of up to approximately $4.6 million in gross proceeds if all the New Warrants were exercised for cash. If the New Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

Further Information

The terms of the Inducement Letters and the New Warrants are only briefly summarized above. For further information, please refer to the forms of the Inducement Letters, New Warrant and Placement Agent Warrant, which were filed as exhibits to our Current Report on Form 8-K, filed with the SEC on September 18, 2025, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required

The affirmative “FOR” vote of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal is required to approve this proposal. Each of the failure to vote by proxy or to vote in person and a broker non-vote will have no effect on the Issuance Proposal. An abstention will have the same practical effect as shares voted against this proposal. A vote on this proposal will not be considered a “routine” matter. A broker non-vote will have no effect as these votes are not considered “entitled to vote.”

Board Recommendation

Our Board recommends a vote “FOR” the approval of the Issuance Proposal.

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PROPOSAL 2:

APPROVAL OF REVERSE STOCK SPLIT OF COMPANY’S COMMON STOCK

General

Our Board has approved and is recommending that our stockholders approve proposed amendments to our Charter, and thereby authorize our Board, within 12 months from the date of the Special Meeting, to effect a reverse stock split of our outstanding shares of Common Stock. Holders of our Common Stock are being asked to approve the proposal that our Charter be amended to effect a reverse stock split at a ratio in the range of 1-for-5 to 1-for-15, such ratio to be determined in the discretion of our Board and announced publicly. Pursuant to the DGCL, if our Board adopts any amendment to our Charter (excluding certain non-material amendments such as a name change), the amendment must be submitted to our stockholders for their approval. The form of proposed amendment to our Charter to effect the reverse stock split is attached as Annex A to this Proxy Statement (the “First Certificate of Amendment”). However, the text of the proposed amendments is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the proposed amendment of the Charter.

By approving this proposal, stockholders will approve an amendment to our Charter pursuant to which any whole number of outstanding shares between and including five and fifteen would be combined into one share of our Common Stock, and authorize our Board to file such amendment, as determined by our Board in the manner described herein. Our Board believes that stockholder approval of an amendment granting it this discretion, rather than approval of a specified exchange ratio, provides our Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. Our Board may effect only one reverse stock split as a result of this authorization. It may also elect not to effect any reverse split. Our Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our Common Stock, our Company’s strategic plans for our business and the need to cure a deficiency in continued listing requirements of Nasdaq. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if our Board does not deem it to be in the best interests of the Company and its stockholders. The reverse split will take effect, if at all, after it is approved by our stockholders, is deemed by the Board to be in the best interests of the Company and its stockholders, and after filing the First Certificate of Amendment to our Charter with the Secretary of State of the State of Delaware.

Background and Proposed Amendment

The closing price of our Common Stock as of October 8, 2025 was $0.69 and it has experienced a declining trajectory in its price over the past twelve months. At its current price, the Common Stock may not appeal to brokerage firms that are reluctant to or cannot recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Institutional investors may be prohibited from purchasing lower priced stocks based on their internal policies or governing documents. We believe that the reverse stock split will provide the Board flexibility to make our Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The reverse stock split could diminish many of these concerns.

Additionally, our Board and senior management regularly reviews and evaluates the Company’s operations, performance, financial strength, future prospects and strategic direction. As the Company explores strategic opportunities and funding, management and the Board believes it is in the best interest of the Company and all stockholders if it has the ability to efficiently effect a reverse stock split if demanded by future partners or funding sources as a condition to closing. A higher share price could help generate interest in us among investors, may make it easier for us to find financing and may make us an attractive target to potential partners and bidders.

If the Board determines that it is in the best interests of the Company and its stockholders to effect the reverse stock split, it will hold a Board meeting to determine the ratio of the split.

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Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock Over the Long-Term.

As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to make it more appealing to investors and partners. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock and may serve the intended purpose to effect the split for a temporary period, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Common Stock.

The Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

If not accompanied by a financing or strategic transaction announcement, the Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the flexibility to take swift actions in the event circumstances demand or make it beneficial to implement the reverse stock split. Seeking shareholder approval for a reverse stock split is an expensive and time-consuming process. Lack of authority to effect a reverse stock split could deprive us of the chance to take advantage of a timely opportunity if it were to present itself. Similarly, in the event we become deficient in meeting Nasdaq’s continued listing requirements, a reverse stock split may allow us to cure the deficiency and avoid getting delisted. Inability of our Board to effect the Reverse Stock Split could leave us with limited leverage to negotiate, dwindling stock price and delisting from Nasdaq.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

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Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares.

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including shares held by the Company as treasury shares, by a Reverse Stock Split ratio between 1-for-5 and 1-for-15. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of Common Stock will remain $0.01.

As of the Record Date, the Company had [●] shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-5 or 1-for-15, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately [●] shares and [●] shares, respectively.

Effects of the Reverse Stock Split on Authorized Share Capital.

We are not proportionately decreasing the total authorized stock of our Company along with the Reverse Stock Split. However, we are recommending our stockholders to increase our authorized stock from 100,000,000 (One Hundred Million) shares of Common Stock to 5,000,000,000 (Five Billion) shares of Common Stock. For more information on this proposal, see Proposal 3: Approval for Increase in Authorized Shares of Common Stock.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans.

If the Reverse Stock Split is effected, the terms of equity awards granted under the Enveric Biosciences, Inc. 2020 Long-Term Incentive Plan, as amended (the “Incentive Plan”), including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Incentive Plan, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split. The number and exercise prices of outstanding warrants that we have issued will be correspondingly adjusted.

Effects of the Reverse Stock Split on Voting Rights.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split.

Effects of the Reverse Stock Split on Regulatory Matters.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the Company’s obligation to publicly file financial and other information with the SEC.

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Treatment of Fractional Shares in the Reverse Stock Split

The Company does not intend to issue fractional shares in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, each fractional share of Common Stock will be:

●	rounded up to the nearest whole share of Common Stock, if such shares of Common Stock are held directly; or

●	rounded down to the nearest whole share of Common Stock, if such shares are subject to an award granted under the Incentive Plan, in order to comply with the requirements of Sections 409A and 424 of the Code.

Effective Time of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, within 12 months from the date of Special Meeting and when the Reverse Stock Split First Certificate of Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split.

Mechanics of the Reverse Stock Split

If the Reverse Stock Split is approved and effected, beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.

Exchange of Share Certificates

If the Reverse Stock Split is effected, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split Common Stock at the effective time of the Reverse Stock Split. As soon as practicable after the effective time of the Reverse Stock Split, the Transfer Agent will mail a letter of transmittal to the Company’s stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock to the Transfer Agent in exchange for certificate(s) representing post-Reverse Stock Split shares of Common Stock. No certificate(s) representing post-Reverse Stock Split shares of Common Stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split shares of Common Stock, together with a properly completed and executed letter of transmittal, to the Transfer Agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock for certificate(s) representing post-Reverse Stock Split shares of Common Stock registered in the same name. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares.

Stockholders who hold uncertificated shares of Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by the Transfer Agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split shares of Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split shares of Common Stock will contain the same restrictive legend or notation.

Any stockholder whose share certificate(s) representing pre-Reverse Stock Split shares of Common Stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split Common Stock after complying with the requirements that the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.

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Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.01. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Code and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-Reverse Stock Split shares of Common Stock were, and the post-Reverse Stock Split shares of Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

●	a citizen or resident of the United States;
●	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

In general, no gain or loss should be recognized by a stockholder upon the exchange of pre-Reverse Stock Split Common Stock for post-Reverse Stock Split Common Stock. The aggregate tax basis of the post-Reverse Stock Split Common Stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split Common Stock should include the period during which the stockholder held the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of Common Stock in connection with the Reverse Stock Split. In certain circumstances, stockholders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole post-Reverse Stock Split share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock is not clear.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Vote Required

The affirmative “FOR” vote of a majority of the votes cast by holders of Common Stock entitled to vote on the proposal is required to approve this proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal. A vote on this proposal will be considered a “routine” matter.

Board Recommendation

Our Board recommends a vote “FOR” the approval of the Reverse Stock Split Proposal.

16

PROPOSAL 3: APPROVAL FOR INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

We are asking stockholders to adopt and approve an amendment to our Charter to effectuate an increase in our authorized shares of Common Stock (the “Authorized Share Increase Amendment”). On October 9, 2025, our Board unanimously approved and declared advisable the proposed Authorized Share Increase Amendment, and recommends that our stockholders adopt and approve the proposed Authorized Share Increase Amendment. If approved by stockholders, this Proposal 3 will authorize the amendment of our Charter to effectuate the increase in authorized shares of Common Stock from 100,000,000 (One Hundred Million) shares of Common Stock to 5,000,000,000 (Five Billion) shares of Common Stock (the “Authorized Share Increase”). The form of proposed amendment to our Charter to effect the increase in authorized stock is attached as Annex B to this Proxy Statement (the “Second Certificate of Amendment”).

Assuming stockholders approve the Authorized Share Increase Amendment, the effective date of the Authorized Share Increase will be determined at the sole discretion of the Board, and may occur immediately after the Special Meeting or anytime within 12 months from the date of the Special Meeting. The effective date of the Authorized Share Increase will be publicly announced by us. The Board may determine, in its sole discretion, not to effectuate the Authorized Share Increase and not to file any amendment to our Charter.

Our Board believes it is in our best interests to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to financing, grants under equity compensation plans, potential strategic transactions, including a digital asset treasury, mergers, acquisitions and business combinations, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of market conditions and favorable financing and strategic opportunities that become available to us.

We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of Common Stock that will result from adoption of the proposed Authorized Share Increase Amendment. However, as indicated under Proposal 2 above, the Board and management routinely reviews and evaluates market trends and opportunities for continued growth and maximization of stockholder value, and believes that the ability to issue additional shares to achieve these objectives will allow us to act quickly without incurring the cost of calling a stockholder meeting. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the Authorized Share Increase Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Authorized Share Increase Amendment will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Authorized Share Increase

The Board believes that stockholder adoption and approval of the Authorized Share Increase is in the best interests of our stockholders. If our stockholders approve this Proposal 3, the Board will implement the Authorized Share Increase only upon a determination that the Authorized Share Increase is in the best interests of the stockholders at that time. The Board may abandon the Authorized Share Increase in its sole discretion.

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Effective Time

The effective time of the Authorized Share Increase, if the proposed Authorized Share Increase Amendment is adopted and approved by stockholders and the Authorized Share Increase is implemented at the discretion of the Board, will be the date and time that the Second Certificate of Amendment effecting the Authorized Share Increase is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Special Meeting or anytime within 12 months from the date of the Special Meeting. The exact timing of the Authorized Share Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company.

The Authorized Share Increase may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Second Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Authorized Share Increase Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase. If the Second Certificate of Amendment implementing the Authorized Share Increase is not effective with the Delaware Secretary of State on or before 12 months from the date of Special Meeting, the Board will be deemed to have abandoned the Authorized Share Increase.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Authorized Share Increase and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Authorized Share Increase that is not shared by all of our other stockholders.

Vote Required

The affirmative “FOR” vote of a majority of the votes cast by holders of Common Stock entitled to vote on the proposal is required to approve this proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal. A vote on this proposal will be considered a “routine” matter.

Our Board recommends a vote “FOR” the approval of the Authorized Stock Increase Proposal.

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PROPOSAL 4:

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that if we do not establish a quorum or the number of shares of our Common Stock entitled to vote at the Special Meeting is insufficient to approve the Issuance Proposal, the Reverse Stock Split Proposal, or the Authorized Stock Increase Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek a sufficient number of additional votes to approve these items.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies if there are insufficient votes to establish a quorum or to approve the proposals.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies failing to establish a quorum or indicating that a majority of the votes cast will vote against any of the Issuance Proposal, the Reverse Stock Split Proposal, or the Authorized Stock Increase Proposal, we could adjourn or postpone the Special Meeting without a vote on the applicable matter and use the additional time to solicit holders to establish a quorum or the holders of those shares to change their vote in favor of such proposal(s).

Vote Required

The affirmative “FOR” vote of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal is required to approve this proposal. Each of the failure to vote by proxy or to vote in person and a broker non-vote will have no effect on the Adjournment Proposal. An abstention will have the same practical effect as shares voted against this proposal. A vote on this proposal will be considered a “routine” matter.

Board Recommendation

Our Board recommends that you vote “FOR” the Adjournment Proposal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock (including shares issuable upon the exercise or conversion of securities that entitle the holders thereof to obtain Common Stock upon exercise or conversion in accordance with the terms thereof) as of October 8, 2025, by:

●	each person known by us to be the beneficial owner of more than five percent of our outstanding shares of Common Stock, of which there are none;

●	each director;

●	each of our named executive officers; and

●	all current directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. We deem shares of our Common Stock which the stockholder has the right to acquire within sixty (60) days of October 8, 2025, whether through the vesting of restricted stock units, or RSUs, or the exercise or conversion of any stock option, convertible security, warrant or other right, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Enveric Biosciences, Inc. 245 First Street, Riverview II, 18th Floor, Cambridge, MA 02142. On October 8, 2025, we had 6,219,568 shares of Common Stock outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Officers and Directors
Joseph Tucker, Ph.D. (1)	10,147	*
Peter Facchini, Ph.D. (2)	4,820	*
Kevin Coveney (3)	4,411	*
Frank Pasqualone (4)	3,249	*
George Kegler (5)	3,204	*
Marcus Schabacker, M.D., Ph.D. (6)	3,204	*
Michael Webb (7)	3,182	*
Sheila DeWitt, Ph.D. (8)	1,856	*
All directors and current executive officers as a group of eight persons (9)	32,744	*

* Represents less than 1%

(1)	Includes 8,268 shares of Common Stock, 727 Restricted Stock Units that will vest within 60 days of October 8, 2025, options to purchase 266 shares of Common Stock exercisable within 60 days of October 8, 2025 and warrants to purchase 886 shares of Common Stock exercisable within 60 days of October 8, 2025.

(2)	Includes 3,621 shares of Common Stock, 250 Restricted Stock Units that will vest within 60 days of October 8, 2025, options to purchase 133 shares of Common Stock exercisable within 60 days of October 8, 2025 and warrants to purchase 816 shares of Common Stock exercisable within 60 days of October 8, 2025.

(3)	Includes 3,967 shares of Common Stock and 444 Restricted Stock Units that will vest within 60 days of October 8, 2025.

(4)	All share amounts consist of Common Stock.

(5)	All share amounts consist of Common Stock.

(6)	All share amounts consist of Common Stock.

(7)	All share amounts consist of Common Stock.

(8)	All share amounts consist of Common Stock.

(9)	Includes 30,550 shares of Common Stock, 1,421 Restricted Stock Units that will vest within 60 days of October 8, 2025, options to purchase 399 shares of Common Stock exercisable within 60 days of October 8, 2025 and warrants to purchase 1,702 shares of Common Stock exercisable within 60 days of October 8, 2025.

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OTHER MATTERS

The persons designated to vote shares covered by our proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Special Meeting or any adjournment, continuation or postponements thereof. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the Special Meeting or any adjournment, continuation or postponements thereof.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

As previously stated in our proxy statement filed with the SEC on April 15, 2025, and pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder proposal (other than for director nominations) submitted for inclusion in our proxy statement for the 2026 Annual Meeting of Stockholders must be delivered to the Company’s Secretary at our corporate office at 245 First Street, Riverview II, 18th Floor, Cambridge, MA 02142 no later than December 16, 2025, or, if the date of our 2026 Annual Meeting of Stockholders is more than 30 days from the anniversary date of the 2025 Annual Meeting of Stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials for our 2026 Annual Meeting of Stockholders.

If you intend to present a proposal at our 2026 Annual Meeting of Stockholders, including director nominations, but you do not intend to have it included in our 2026 Proxy Statement, you must deliver a copy of your proposal to the Company’s Secretary at our corporate office listed above no earlier than January 30, 2026 and no later than the close of business on March 1, 2026. The proposal must contain certain information specified in our amended and restated bylaws, as amended; provided, however, that in the event that the date of our 2026 Annual Meeting of Stockholders is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the 2025 Annual Meeting of Stockholders, your notice will be timely if we receive it no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and no later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the date on which a public announcement setting forth the date of such meeting is first made. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act no later than March 30, 2026.

Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2026 Annual Meeting of Stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

21

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for the Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of the Special Meeting materials addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for the Special Meeting materials, stockholders who share the same address will receive only one copy of the Special Meeting materials, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the Special Meeting materials at the same address you share with other stockholders, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies at the same address you share with other stockholders by contacting Broadridge Financial Solutions, Inc., either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Eligible stockholders of record receiving multiple copies of the Special Meeting materials can request householding by contacting Broadridge Financial Solutions, Inc. in the same manner. If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the Special Meeting materials at the same address you share with other stockholders or you can request householding by notifying your broker, bank or other nominee.

Sincerely,

Joseph Tucker, Ph.D.
Chief Executive Officer

Cambridge, Massachusetts

[●]

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ANNEX A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENVERIC BIOSCIENCES, INC.

Enveric Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1. The name of the Corporation is Enveric Biosciences, Inc.

2. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, approving and declaring advisable that the Amended and Restated Certificate of Incorporation (as amended) of the Corporation be amended as follows:

Resolved that the following paragraph G be added to ARTICLE IV:

“G. Reverse Stock Split.

Effective [DATE and TIME] (the “Effective Time”) each share of the Corporation’s common stock, $0.01 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into a smaller number of shares such that each [●] ([●]) shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.01 par value per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation (the “Reverse Stock Split”). The Board of Directors shall make provision for the issuance of that number of fractions of New Common Stock such that any fractional share of a holder otherwise resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

3. At a special meeting of stockholders held on December 11, 2025, a majority of those stockholders who cast their votes duly approved, in accordance with Section 242 of the General Corporation Law of the State of Delaware, a reverse stock split of our common stock in a range between 1-for 5 and 1-for-15 and authorized the Board of Directors to approve the exact ratio of the reverse stock split.

IN WITNESS WHEREOF, Enveric Biosciences, Inc. has caused this Certificate to be duly executed by the undersigned duly authorized officer as of this [●] day of [●], [●].

ENVERIC BIOSCIENCES, INC.

By:
Name:	Joseph Tucker
Title:	Chief Executive Officer

A-1

ANNEX B

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENVERIC BIOSCIENCES, INC.

Enveric Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1. The name of the Corporation is Enveric Biosciences, Inc.

2. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, approving and declaring advisable that the Amended and Restated Certificate of Incorporation (as amended) (the “Charter”) of the Corporation be amended as follows:

Resolved that Paragraph A of Article IV of the Charter be replaced in its entirety to read as follows:

A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 5,020,000,000 shares, consisting of 5,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 20,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

3. At a special meeting of stockholders held on December 11, 2025, a majority of those stockholders who cast their votes duly approved, in accordance with Section 242 of the General Corporation Law of the State of Delaware, an increase in authorized stock of the Company and authorized the Board of Directors to implement the increase at its discretion.

IN WITNESS WHEREOF, Enveric Biosciences, Inc. has caused this Certificate to be duly executed by the undersigned duly authorized officer as of this [●] day of [●], [●].

ENVERIC BIOSCIENCES, INC.

By:
Name:	Joseph Tucker
Title:	Chief Executive Officer

B-1